UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2016 (October 18, 2016)

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On October 18, 2016, Micronet Enertec Technologies, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders. The results of the stockholder voting at the annual meeting are set forth below.

Proposal No. 1 — Election of Directors.

The stockholders elected the following individuals as directors of the Company to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Each nominee received the following votes:

Director Name	For	Withheld	Broker Non-Votes

David Lucatz	2,911,302	343,820	1,037,652

Chezy Ofir	2,729,977	525,145	1,037,652

Jeffrey P. Bialos	2,911,302	343,820	1,037,652

Miki Balin	2,742,629	512,493	1,037,652

Proposal No. 2 — Ratification of the selection of Ziv Haft, a BDO Member firm, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.

The stockholders ratified the selection of Ziv Haft, a BDO Member firm, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes

4,421,817	6,076	44,481	N/A

The results reported above are final voting results.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONET ENERTEC TECHNOLOGIES, INC.

Dated: October 19, 2016	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer

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